EXHIBIT 32.0

SECTION 1350 CERTIFICATION OF THE

 CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of Malvern Bancorp, Inc. (the “Company”) on Form 10-Q/A (Amendment No. 1) for the period ended June 30, 2017, each of the undersigned, Anthony C. Weagley, President and Chief Executive Officer of the Company, and Joseph D. Gangemi, Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Date: December 15, 2017	By:	/s/ Anthony C. Weagley
Anthony C. Weagley
President and Chief Executive Officer

Date: December 15, 2017	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Malvern Bancorp, Inc. and will be retained by Malvern Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.